Exhibit 99.2

Index to Financial Statements
National Storage Affiliates Trust

NATIONAL STORAGE AFFILIATES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

National Storage Affiliates Trust was organized in the state of Maryland in May of 2013 and is a fully integrated, self-administered and self-managed real estate investment trust focused on the self storage sector. As used herein, "NSA," the "Company," "we," "our," and "us" refers to National Storage Affiliates Trust and its consolidated subsidiaries, except where the context indicates otherwise. The Company intends to elect and qualify as a real estate investment trust ("REIT") for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2015. Through its controlling interest as the sole general partner of NSA OP, LP (its "operating partnership"), a Delaware limited partnership formed in February of 2013, the Company is focused on the ownership, operation, and acquisition of self storage properties in the United States. Pursuant to the Agreement of Limited Partnership (as amended, the "LP Agreement") of its operating partnership, the Company's operating partnership has issued Class A Units ("OP units"), different series of Class B Units ("subordinated performance units"), and Long-Term Incentive Plan Units ("LTIP units"). The Company completed its initial public offering on April 28, 2015, pursuant to which it sold 23,000,000 of the Company's common shares of beneficial interest, $0.01 par value per share ("common shares"), at a price of $13.00 per share, which included 3,000,000 common shares sold upon the exercise in full by the underwriters of their option to purchase additional shares. These transactions resulted in net proceeds to the Company of approximately $278.1 million, after deducting the underwriting discount and before additional expenses associated with the offering. The Company contributed the net proceeds from its initial public offering to its operating partnership in exchange for 23,000,000 OP units.
The Company owned 293 self storage properties in 17 states with approximately 16.8 million rentable square feet in approximately 130,000 storage units as of March 31, 2016. All of the Company's properties are managed with local operational focus and expertise by the Company's participating regional operators ("PROs").
The accompanying unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2016 and for the year ended December 31, 2015 are derived from (i) the financial statements of the Company, (ii) the statements of revenue and certain expenses for certain actual and probable acquisitions, and (iii) financial information regarding certain other acquisitions. During the year ended December 31, 2015, the Company acquired 58 self storage properties with an estimated fair value of $313.0 million (the "2015 Acquisitions"). During the three months ended March 31, 2016, the Company acquired 17 self storage properties with an estimated fair value of $88.8 million and during the period from April 1, 2016 through May 24, 2016, the Company acquired 24 self storage properties with an estimated fair value of $194.3 million. Collectively, these 41 completed acquisitions are referred to as the "2016 Acquisitions." In addition, as of May 24, 2016, the Company had one self storage property under contract that is considered probable of acquisition and expected to close after May 24, 2016 for an aggregate purchase price of approximately $3.9 million (the "Probable Acquisition").
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 gives effect to the 24 self storage property acquisitions closed between April 1, 2016 and May 24, 2016 referred to above and the Probable Acquisition, as if these events had occurred on March 31, 2016.
In addition to the historical results of operations of the Company, the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 give pro forma effect to the 2015 Acquisitions, the 2016 Acquisitions and the Probable Acquisition, as if all of these acquisitions had occurred on January 1, 2015. Additionally, the pro forma condensed consolidated statements of operations give effect to the following:

•
Completion of the Company's initial public offering as if it had occurred on January 1, 2015, which results in an increase in the weighted average number of shares outstanding for the year ended December 31, 2015;

•	A reduction in interest expense related to indebtedness that was repaid with the net proceeds of the initial public offering, as if such repayments had occurred on January 1, 2015;

•	Additional contractually required general and administrative expenses that would have been incurred as a publicly-held company had the Company completed its initial public offering on January 1, 2015;

•	An increase in interest expense that would have been incurred for periods that acquisitions are included in the pro forma results but excluded from the Company's historical statements of operations;

•	Estimated incremental depreciation and amortization expense for periods that acquisitions are included in the pro forma results but excluded from the Company's historical statements of operations;

•	Estimated net change in supervisory and administrative fees that would have been incurred had the asset management agreements with the Company been in place since January 1, 2015; and

NATIONAL STORAGE AFFILIATES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

•
Allocations to noncontrolling interests as a result of the completion of the initial public offering and the issuance of OP units and subordinated performance units and the issuance or vesting of LTIP units in connection with the acquisition of self storage properties by the Company as if all acquisitions had occurred on January 1, 2015.

The Company's unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 10, 2016 (the "Annual Report") and the Company's Quarterly Report on Form 10-Q filed with the SEC on May 10, 2016. The adjustments to the Company's unaudited pro forma condensed consolidated financial statements are based on available information and assumptions that the Company considers reasonable.
The Company's unaudited pro forma condensed consolidated financial statements do not purport to (i) represent the Company's financial position had the 24 self storage property acquisitions that closed between April 1, 2016 and May 24, 2016 and the Probable Acquisition occurred on March 31, 2016; (ii) represent the Company's results of operations that would have actually occurred if the 2015 Acquisitions, 2016 Acquisitions, the Probable Acquisition, and the Company's initial public offering had occurred on January 1, 2015, or (iii) project the Company's financial position or results of operations as of any future date or for any future period, as applicable.

NATIONAL STORAGE AFFILIATES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2016
(dollars in thousands, except per share amounts)

		Pro Forma Adjustments
	NSA (A)	Acquisitions Subsequent to March 31, 2016 (B)	Probable Acquisition (C)	Other Adjustments		Pro Forma Combined

ASSETS
Real estate
Self storage properties	$1,234,541	$188,789	$3,790	$—		$1,427,120
Less accumulated depreciation	(76,810)	—	—	—		(76,810)
Self storage properties, net	1,157,731	188,789	3,790	—		1,350,310
Cash and cash equivalents	8,489	—	—	—		8,489
Restricted cash	2,889	—	—	—		2,889
Debt issuance costs, net	1,530	—	—	—		1,530
Other assets, net	9,215	5,478	110	(200)	(D)	14,603
Total assets	$1,179,854	$194,267	$3,900	$(200)		$1,377,821
LIABILITIES AND EQUITY
Liabilities
Debt financing	$634,312	$113,268	$3,900	$(200)	(D)	$751,280
				1,667	(E)	1,667
Accounts payable and accrued liabilities	14,380	1,074	—	—		15,454
Deferred revenue	6,058	—	—	—		6,058
Total liabilities	654,750	114,342	3,900	1,467		774,459
Equity
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 23,023,841 and 23,015,751 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	230	—	—	—		230
Additional paid-in capital	239,014	—	—	—		239,014
Retained (deficit) earnings	(2,384)	—	—	(774)	(E)	(3,158)
Accumulated other comprehensive loss	(693)	—	—	—		(693)
Total shareholders' equity	236,167	—	—	(774)		235,393
Noncontrolling interests	288,937	79,925	—	(893)	(E)	367,969
Total equity	525,104	79,925	—	(1,667)		603,362
Total liabilities and equity	$1,179,854	$194,267	$3,900	$(200)		$1,377,821

See notes to pro forma condensed consolidated financial statements.

NATIONAL STORAGE AFFILIATES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2016
(in thousands, except per share amounts)

		Pro Forma Adjustments
	NSA (AA)	2016 Acquisitions and Probable Acquisition (BB)	Other		Pro Forma Combined
REVENUE
Rental revenue	$38,501	$6,244	$—		$44,745
Other property-related revenue	1,148	74	—		1,222
Total revenue	39,649	6,318	—		45,967
OPERATING EXPENSES
Property operating expenses	13,277	2,103	—		15,380
General and administrative expenses	4,335	344	36	(CC)	4,715
Depreciation and amortization	10,892	—	(759)	(DD)	10,133
Total operating expenses	28,504	2,447	(723)		30,228
Income from operations	11,145	3,871	723		15,739
OTHER INCOME (EXPENSE)
Interest expense	(4,941)	—	(955)	(EE)	(5,896)
Acquisition costs	(1,288)	—	1,288	(FF)	—
Non-operating expense	(114)	—	—		(114)
Other income (expense)	(6,343)	—	333		(6,010)
Net income (loss)	4,802	3,871	1,056		9,729
Net income attributable to noncontrolling interests	(2,592)	—	(2,896)	(GG)	(5,488)
Net income (loss) attributable to National Storage Affiliates Trust	$2,210	$3,871	$(1,840)		$4,241

Earnings (loss) per share - basic	$0.10			(HH)	$0.18
Earnings (loss) per share - diluted	$0.07			(HH)	$0.13

Weighted average shares outstanding - basic	23,005				23,005
Weighted average shares outstanding - diluted	67,994			(II)	73,588

See notes to pro forma condensed consolidated financial statements.

NATIONAL STORAGE AFFILIATES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2015
(in thousands, except per share amounts)

		Pro Forma Adjustments
	NSA (JJ)	2016 Acquisitions and Probable Acquisition (KK)	2015 Acquisitions (LL)	Other		Pro Forma Combined
REVENUE
Rental revenue	$129,869	$27,776	$15,263	$—		$172,908
Other property-related revenue	4,050	385	609	—		5,044
Total revenue	133,919	28,161	15,872	—		177,952
OPERATING EXPENSES
Property operating expenses	45,412	10,758	5,331	—		61,501
General and administrative expenses	16,265	1,419	740	1,024	(CC)	19,448
Depreciation and amortization	40,651	—	—	21,978	(DD)	62,629
Total operating expenses	102,328	12,177	6,071	23,002		143,578
Income from operations	31,591	15,984	9,801	(23,002)		34,374
OTHER INCOME (EXPENSE)
Interest expense	(20,779)	—	—	(6,705)	(EE)	(23,873)
				3,611	(MM)
Loss on early extinguishment of debt	(914)	—	—	(684)	(MM)	(1,598)
Acquisition costs	(4,765)	—	—	4,765	(FF)	—
Organizational and offering expenses	(58)	—	—	58	(NN)	—
Non-operating expense	(279)	—	—	—		(279)
Other income (expense)	(26,795)	—	—	1,045		(25,750)
Net income (loss)	4,796	15,984	9,801	(21,957)		8,624
Net loss attributable to noncontrolling interests	7,644	—	—	599	(GG)	8,243
Net income (loss) attributable to National Storage Affiliates Trust	$12,440	$15,984	$9,801	$(21,358)		$16,867

Earnings (loss) per share - basic	$0.80				(HH)	$0.73
Earnings (loss) per share - diluted	$0.17				(HH)	$0.12

Weighted average shares outstanding - basic	15,463				(II)	23,000
Weighted average shares outstanding - diluted	45,409				(II)	71,317

See notes to pro forma condensed consolidated financial statements.

NATIONAL STORAGE AFFILIATES TRUST
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION
Our consolidated financial statements include the accounts of the Company, the operating partnership and their controlled subsidiaries. The equity interests of limited partners in the operating partnership and its subsidiaries that are held by owners other than the Company are referred to as noncontrolling interests. All significant intercompany balances and transactions have been eliminated in the consolidation and combination of entities.
2. ADJUSTMENTS TO UNAUDITED PRO FORMA BALANCE SHEET
(A) Historical Balance Sheet.    Represents the historical condensed consolidated balance sheet of the Company as of March 31, 2016.
(B) Acquisitions Subsequent to March 31, 2016.    The Company acquired 24 self storage properties with an estimated fair value of approximately $194.3 million between April 1, 2016 and May 24, 2016. The allocation of the purchase price shown in the table below is based on the Company's estimates and is subject to change based on the final determination of the fair value of assets acquired and liabilities incurred. Presented below is a summary that reflects the preliminary purchase price allocation to the assets acquired, liabilities incurred, and the fair value of equity interests (dollars in thousands):

Assets Acquired
Self storage properties
Land	$47,362
Buildings and improvements	141,427
Total self storage properties	188,789
Other assets, net
Customer in-place leases	5,478
Total assets acquired	$194,267
Liabilities Incurred
Debt financing
Credit facility borrowings	$63,786
Fixed rate mortgages payable assumed	49,482
Total debt financing	113,268
Working capital liabilities assumed	1,074
Total liabilities	114,342
Equity Interests
Limited partner interests	79,925
Total liabilities incurred and equity interests	$194,267
(C) Probable Acquisition.    Reflects the acquisition of the Probable Acquisition. The allocation of purchase price shown in the table below is based on the Company's estimates and is subject to change based on the final determination of the fair value of assets acquired and liabilities incurred. Presented below is a summary that reflects an estimate of the purchase price allocation to the assets acquired and liabilities incurred (dollars in thousands):

Assets To Be Acquired
Self storage properties
Land	$951
Buildings and improvements	2,839
Total self storage properties	3,790
Other assets, net
Customer in-place leases	110
Total assets to be acquired	$3,900
Liabilities To Be Incurred
Debt financing
Credit facility borrowings	$3,900
Total liabilities to be incurred	$3,900
(D) Acquisition Advances.    As of March 31, 2016, the Company had advanced $0.2 million of the consideration related to the acquisition of a portfolio of five self storage properties. Subsequent to March 31, 2016, the acquisition was completed and this entire amount was applied to partially offset the purchase price the Company paid. Accordingly, a pro forma adjustment for $0.2 million is reflected to give effect to the reduction of other assets, net and reduce the borrowings under the Company's credit facility necessary to finance these acquisitions.
(E) Acquisition Costs.    The Company expects to incur aggregate acquisition costs of $1.7 million in connection with the 24 self storage properties acquired subsequent to March 31, 2016 discussed in Note B and the Probable Acquisition discussed in Note C. Acquisition costs are primarily comprised of consulting fees incurred to identify, qualify and close acquisitions. These acquisition costs will be paid with proceeds from borrowings under the Company's credit facility and results in an increase in debt financing in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2016. Additionally, as discussed further in Note GG, the Company allocates U.S. generally accepted accounting principles ("GAAP") income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of its operating partnership at period end after adjusting for any distributions or contributions made during such period. For purposes of the pro forma financial information, the Company has assumed that the hypothetical liquidation of the 24 self storage properties summarized in Note B and the Probable Acquisition discussed in Note C to which the Company gives pro forma effect would result in a return of capital to the holders of the limited partner interests associated with such properties, and accordingly, the transaction costs to which the Company gives pro forma effect are allocated to the previously existing unitholders and resulted in pro forma charges to retained (deficit) earnings and noncontrolling interests of $0.8 million and $0.9 million, respectively.
3. ADJUSTMENTS TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
(AA) Historical Statement of Operations for the Three Months Ended March 31, 2016.     Reflects the historical condensed consolidated statement of operations of the Company for the three months ended March 31, 2016.
(BB) Impact of 2016 Acquisitions and the Probable Acquisition.    The table below reflects the revenue and certain expenses for the three months ended March 31, 2016, consisting of the following: (i) for 2016 Acquisitions acquired during the three months ended March 31, 2016, results are included for the period from January 1, 2016 through their respective date of acquisition and (ii) for the 2016 Acquisitions acquired subsequent to March 31, 2016 and the Probable Acquisition, results are included for the entire three months ended March 31, 2016 (dollars in thousands):

	Hide-Away(1)	SecurCare Oklahoma(2)	Fondren(3)	Granite Clover(3)	Gulf Coast(1)	Storage Central(1)	Other(3)	Total
Number of Properties	14	3	1	5	5	1	13	42

Revenue
Rental revenue	$3,492	$—	$27	$348	$770	$262	$1,345	$6,244
Other property-related revenue	14	—	—	2	10	9	39	74
Total revenue	3,506	—	27	350	780	271	1,384	6,318

Direct Operating Expenses
Property operating expenses	1,183	—	16	138	251	48	467	2,103
Supervisory and administrative fees(4)	206	—	2	18	40	—	78	344
Total Operating Expenses	1,389	—	18	156	291	48	545	2,447

Excess of Revenue over Direct Operating Expenses	$2,117	$—	$9	$194	$489	$223	$839	$3,871

(1)	This information is derived from the respective statements of revenue and certain expenses prepared for the purposes of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act.

(2)
The SecurCare Oklahoma self storage properties were acquired on January 1, 2016 and as such, the revenue and certain expenses for these self storage properties are included in the Company's historical results for the entirety of the three months ended March 31, 2016.

(3)
The information set forth in this column reflects management's estimate of the revenue and certain expenses of each property prior to each property's date of acquisition based on accounting and financial information provided by each seller to the Company as part of management's standard due diligence process in connection with the acquisition of such properties, as well as the actual revenue and expenses of such properties after the respective date of acquisition.

(4)
Balance reflects historical supervisory and administrative fees incurred prior to acquisition by the Company. The Company has entered into agreements with affiliates of the PROs to provide supervisory and administrative services related to the self storage properties under NSA ownership following their acquisition by the Company. Under the asset management agreements, the Company pays a fee ranging from 5% to 6% of gross revenue for the related self storage properties. These supervisory and administrative fees are included in general and administrative expenses in the Company's financial statements. See Note CC for the pro forma adjustment that gives effect to the asset management agreements as if such agreements had been entered into on January 1, 2015.

The direct operating expenses shown in the table above excludes depreciation of self storage properties, amortization of customer in-place leases and interest expense on borrowings required to finance the 2016 Acquisitions and the Probable Acquisition. Accordingly, the pro forma adjustments discussed under Notes DD and EE give effect to these excluded expenses.
   (CC) Incremental General and Administrative Expenses. The Company has entered into agreements with affiliates of the PROs to provide supervisory and administrative services related to the self storage properties under NSA ownership. Under the asset management agreements, the Company pays a fee ranging from 5% to 6% of gross revenue for the related self storage properties. These supervisory and administrative fees are included in general and administrative expenses in the Company's historical financial statements. A pro forma adjustment has been reflected for the contractual fees under such asset management agreements as if such asset management agreements had been entered into on January 1, 2015 and the contractual rates thereunder had been applied to the gross revenue of all 2015 Acquisitions, 2016 Acquisitions and the Probable Acquisition. For the three months ended March 31, 2016 and the year ended December 31, 2015, pro forma adjustments of less than $0.1 million and $0.4 million, respectively, are reflected for incremental supervisory and administrative fees as if the contractual rates had been applied to the gross revenue of all 2015 Acquisitions, 2016 Acquisitions and the Probable Acquisition for the respective periods presented.
For the year ended December 31, 2015, an additional pro forma adjustment is reflected to give effect to incremental general and administrative expenses that the Company estimates it would have incurred as a result of becoming a public company on January 1, 2015. The adjustments include, but are not limited to, incremental salaries and benefits, board of trustees' fees and expenses, trustees and officers insurance, incremental audit, tax and legal fees, transfer agent fees and other expenses related to corporate governance, SEC reporting and other compliance matters. Amounts corresponding to services and expenses under contract have been reflected as an adjustment of $0.6 million for the year ended December 31, 2015 in the pro forma condensed consolidated statement of operations as additional general and administrative expenses.
(DD) Incremental Depreciation and Amortization.    For the three months ended March 31, 2016, pro forma adjustments for incremental depreciation consist of the following: (i) for the 2016 Acquisitions acquired during the three months ended March 31, 2016, depreciation expense is included for the period from January 1, 2016 through their respective date of acquisition, and (ii) for the 2016 Acquisitions acquired subsequent to March 31, 2016 and the Probable Acquisition, depreciation expense is included for the entire three months ended March 31, 2016. Customer in-place leases are amortized over 12 months. Because the 2015 Acquisitions, 2016 Acquisitions and the Probable Acquisition are given pro forma effect as of January 1, 2015, the entire cost of customer in-place leases related to such acquisitions is fully amortized during the year ended December 31, 2015. As such, pro forma adjustments for amortization of customer in-place leases during the three months ended March 31, 2016 consist of the following: (i) for the 2015 Acquisitions, all amortization of customer in-place leases recorded during the three months ended March 31, 2016 is eliminated, and (ii) for the 2016 Acquisitions acquired during the three months ended March 31, 2016, amortization of customer in-place leases is eliminated for the period from their respective date of acquisition through March 31, 2016.
The table below reflects the pro forma adjustments for depreciation and amortization for the three months ended March 31, 2016 (dollars in thousands):

	Depreciation	Amortization of Customer In-Place Leases	Total
2015 Acquisitions	$—	$(1,855)	$(1,855)
2016 Acquisitions	1,371	(296)	1,075
Probable Acquisition	21	—	21
Total	$1,392	$(2,151)	$(759)
 For the year ended December 31, 2015, pro forma adjustments for incremental depreciation consist of the following: (i) for the 2015 Acquisitions acquired during the year ended December 31, 2015, depreciation expense is included for the period from January 1, 2015 through their respective date of acquisition, and (ii) for the 2016 Acquisitions and the Probable Acquisition, depreciation expense is included for the entire year ended December 31, 2015. Customer in-place leases are amortized over 12 months. Because the 2015 Acquisitions, 2016 Acquisitions and the Probable Acquisition are given pro forma effect as of January 1, 2015, the entire cost of customer in-place leases related to such acquisitions is fully amortized during the year ended December 31, 2015. As such, pro forma adjustments for amortization of customer in-place leases during the year ended December 31, 2015 consist of the following: (i) for the 2015 Acquisitions acquired during the the year ended December 31, 2015, amortization of customer in-place leases is included for the period from January 1, 2015 through their respective date of acquisition; (ii) for the 2016 Acquisitions and the Probable Acquisition, amortization of customer in-place leases is included for the entire year ended December 31, 2015.
The table below reflects the pro forma adjustments for depreciation and amortization for the year ended December 31, 2015 (dollars in thousands):

	Depreciation	Amortization of Customer In-Place Leases	Total
2015 Acquisitions	$3,617	$3,584	$7,201
2016 Acquisitions	6,962	7,619	14,581
Probable Acquisition	86	110	196
Total	$10,665	$11,313	$21,978
(EE) Interest Expense. Pro forma adjustments for interest expense are required to reflect the pro forma debt structure as if all self storage properties had been owned for the entirety of the applicable periods. The Company made the following assumptions: (i) for mortgage loans that were or will be assumed in connection with the acquisition of specific self storage properties, interest expense has been computed based on the fair value of the mortgage loans (with effective rates ranging from 2.56% to 4.27% per annum) as determined on the respective acquisition date, and (ii) for the cash portion of the purchase price, the Company assumed borrowings under the Company's credit facility with interest computed based on the effective interest rate of 2.04% as of March 31, 2016.
(FF) Elimination of Acquisition Costs.    The Company's historical statements of operations include costs related to acquisitions accounted for as business combinations of $1.3 million for the three months ended March 31, 2016 and $4.8 million for the year ended December 31, 2015. Because these acquisition costs are directly related to acquisitions to which we give pro forma effect as if they were acquired on January 1, 2015, a pro forma adjustment is reflected to remove $1.3 million for the three months ended March 31, 2016 and $4.8 million for the year ended December 31, 2015.

(GG) Net (Income) Loss Attributable to Noncontrolling Interests.    The distribution rights and priorities set forth in the operating partnership's LP Agreement differ from what is reflected by the underlying percentage ownership interests of the unitholders. Accordingly, the Company allocates GAAP income (loss) utilizing the HLBV method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of its operating partnership at period end after adjusting for any distributions or contributions made during such period. The HLBV method is a balance sheet-focused approach. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. After giving pro forma effect to the 2015 Acquisitions, 2016 Acquisitions and the Probable Acquisition, the application of the HLBV method resulted in an adjustment to increase the noncontrolling interests' share of net income by $2.9 million for the three months March 31, 2016 and the noncontrolling interests' share of net losses by $0.6 million for the year ended December 31, 2015. The Company’s application of the HLBV method for pro forma purposes does not include assumptions regarding distributions that might have been paid on the incremental common shares of the Company and limited partner interests in its operating partnership resulting from the initial public offering and self storage property acquisitions that are included in the pro forma financial information but excluded from the historical financial information, as such assumptions would require projections and estimates of management’s intentions that are not factually supportable.
(HH) Earnings Per Share.    The following is a summary of the elements used in calculating pro forma basic and diluted earnings (loss) per common share for the three months ended March 31, 2016 and the year ended December 31, 2015 (dollars in thousands, except per share amounts):

	Three Months Ended March 31,	Year Ended December 31,
	2016	2015
Earnings (loss) per common share - basic and diluted
Numerator
Pro forma net income (loss)	$9,729	$8,624
Pro forma net (income) loss attributable to noncontrolling interests	(5,488)	8,243
Pro forma net income (loss) attributable to National Storage Affiliates Trust	4,241	16,867
Distributed and undistributed earnings allocated to participating securities	(4)	(9)
Pro forma net income (loss) attributable to common shareholders - basic	4,237	16,858
Pro forma effect of assumed conversion of dilutive securities	5,449	(8,294)
Pro forma net income (loss) attributable to common shareholders - diluted	$9,686	$8,564

Denominator(1)
Pro forma weighted average shares outstanding - basic	23,005	23,000
Effect of dilutive securities:
Pro forma weighted average OP units outstanding	24,877	24,780
Pro forma weighted average DownREIT OP unit equivalents outstanding	1,835	1,835
Pro forma weighted average LTIP units outstanding	2,151	1,970
Pro forma subordinated performance units and DownREIT subordinated performance unit equivalents	21,720	19,732
Pro forma weighted average shares outstanding - diluted	73,588	71,317

Pro forma earnings (loss) per share - basic	$0.18	$0.73
Pro forma earnings (loss) per share - diluted	$0.13	$0.12

(1)	See Note II for further discussion of pro forma weighted average shares outstanding and potential common shares.

(II) Weighted average shares outstanding.    In connection with the 2016 Acquisitions, the Company issued 3,320,732 OP Units and 1,606,105 subordinated performance units. In addition, 26,200 LTIP units that were previously issued vested in connection with the 2016 Acquisitions. In connection with the 2015 Acquisitions, the Company issued 2,603,789 OP Units, 558,807 DownREIT OP units, 855,309 subordinated performance units, 1,377,115 DownREIT subordinated performance units, and 88,981 LTIP units. In addition, 99,100 LTIP units that were previously issued vested in connection with the 2015 Acquisitions. In connection with its initial public offering, the Company issued 23,000,000 common shares. The Company contributed the net proceeds from its initial public offering to its operating partnership in exchange for 23,000,000 OP units. Because these unit issuances and vestings are directly related to the acquisitions and initial public offering to which we give pro forma effect, a pro forma adjustment has been made to reflect these issuances and vestings as if they occurred on January 1, 2015. Outstanding equity interests of our operating partnership and DownREIT partnerships are considered potential common shares for purposes of calculating diluted earnings (loss) per share, as summarized in Note HH, and as more fully described in Note 10 in Item 8 in the Company’s Annual Report. Although subordinated performance units and DownREIT subordinated performance units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions, the Company’s calculation of pro forma diluted earnings (loss) per share includes an assumed hypothetical conversion of each subordinated performance unit (including each DownREIT subordinated performance unit) into OP units (with subsequently assumed redemption into common shares). This hypothetical conversion is calculated using the same pro forma financial results from which the pro forma earnings (loss) amounts are derived.
(JJ) Historical Statement of Operations for the Year Ended December 31, 2015.     Reflects the historical condensed consolidated statement of operations of the Company for the year ended December 31, 2015.
(KK) Impact of 2016 Acquisitions and Probable Acquisition.  The table below reflects the revenue and certain expenses for the entire year ended December 31, 2015 for all of the 2016 Acquisitions and the Probable Acquisition (dollars in thousands):

	Hide-Away(1)	SecurCare Oklahoma(1)	Fondren(1)	Granite Clover(1)	Gulf Coast(1)	Storage Central(1)	Other(2)	Total
Number of Properties	14	3	1	5	5	1	13	42

Revenue
Rental revenue	$12,837	$1,327	$530	$2,226	$3,000	$969	$6,887	$27,776
Other property-related revenue	89	24	16	3	46	49	158	385
Total revenue	12,926	1,351	546	2,229	3,046	1,018	7,045	28,161

Direct Operating Expenses
Property operating expenses	4,968	480	259	887	1,183	220	2,761	10,758
Supervisory and administrative fees(3)	753	74	32	—	155	—	405	1,419
Total Operating Expenses	5,721	554	291	887	1,338	220	3,166	12,177

Excess of Revenue over Direct Operating Expenses	$7,205	$797	$255	$1,342	$1,708	$798	$3,879	$15,984

(1)	This information is derived from the respective statements of revenue and certain expenses prepared for the purposes of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act.

(2)
The information set forth in this column reflects management's estimate of the revenue and certain expenses of each property prior to each property's date of acquisition based on accounting and financial information provided by each seller to the Company as part of management's standard due diligence process in connection with the acquisition of such properties, as well as the actual revenue and expenses of such properties after the respective date of acquisition.

(3)
Balance reflects historical supervisory and administrative fees incurred prior to acquisition by the Company. The Company has entered into agreements with affiliates of the PROs to provide supervisory and administrative services related to the self storage properties under NSA ownership following their acquisition by the Company. Under the asset management agreements, the Company pays a fee ranging from 5% to 6% of gross revenue for the related self storage properties. These supervisory and administrative fees are included in general and administrative expenses in the Company's financial statements. See Note CC for the pro forma adjustment that gives effect to the asset management agreements as if such agreements had been entered into on January 1, 2015.

(LL) Impact of 2015 Acquisitions.  The impact of the 2015 Acquisitions on revenue and expenses for the year ended December 31, 2015 has been presented as if all of the 2015 Acquisitions occurred on January 1, 2015. Revenue and property expenses prior to the acquisition of each of the 2015 Acquisitions reflects management's estimate of the revenue and certain expenses of each of the 2015 Acquisitions prior to each property's date of acquisition based on accounting and financial information provided by each seller to the Company as part of management's standard due diligence process in connection with the acquisition of such properties, as well as the actual revenue and expenses of such properties after the respective date of acquisition.
(MM) Impact of Initial Public Offering Proceeds.    Pro forma adjustments for interest expense and loss on early extinguishment of debt are required to reflect the pro forma debt structure as if the Company had completed its initial public offering on January 1, 2015 and used the net proceeds from the offering to repay outstanding indebtedness.  For the year ended December 31, 2015, pro forma adjustments for interest expense and loss on early extinguishment of debt consist of the following: (i) a reduction of interest expense of $2.9 million to reflect the repayment of indebtedness on January 1, 2015, and (ii) a reduction of interest expense of $0.7 million and a corresponding increase in loss on early extinguishment of debt to reflect the earlier timing of assumed debt payoff and related write-off of unamortized debt issuance costs.
(NN) Elimination of Organizational and Offering Costs.   The Company's historical financial statements include organizational and offering costs of $0.1 million for the year ended December 31, 2015. Because these organizational and offering costs are directly related to the Company's initial public offering to which we give pro forma effect, a pro forma adjustment is reflected to remove these costs from the pro forma condensed consolidated statement of operations.